Exhibit 10.14

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered in on September 17, 2020 in Beijing, China by and between the following parties:

Pledgor: Rui Fang

Domicile: [***]

ID No.: [***]

Pledgee: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Registered address: [***]

Legal representative: Rui Fang

WHEREAS:

(1) The Pledgor is a shareholder of Yuanbao Shuke (Beijing) Technology Co., Ltd. (“Yuanbao Shuke”) registered with the administration for industry and commerce and recorded on the shareholder register of Yuanbao Shuke, with his amount of capital contribution of RMB[***], representing [***]% of the equity in Yuanbao Shuke (the “Equity in Yuanbao Shuke”).

(2) The Pledgor agrees to pledge in favor of the Pledgee the [***]% equity (represented by the amount of capital contribution of RMB[***]) held by him in Yuanbao Shuke, and to grant to the Pledgee a first ranking pledge, and Yuanbao Shuke agrees to such equity pledge arrangement.

1.	Definition

“Pledged Equity” means all of the Equity in Yuanbao Shuke lawfully owned by the Pledgor as of the effective date hereof, which will be pledged in favor of the Pledgee pursuant to the provisions hereof as security for the performance of obligations (See Article 5.1.1).

2.	Secured Primary indebtedness

The secured primary indebtedness is the loan in the amount of RMB[***] provided by the Pledgee to the Pledgor on September 16, 2020. The Loan Term shall be subject to the provisions of the Loan Agreement. Upon expiration of the Loan Term, the Pledgor shall repay the loan in the manner designated in the Loan Agreement. The Pledgee shall have the right to adjust the amount of the secured primary indebtedness based on the status of repayment of the secured indebtedness by the Pledgor.

3.	Scope of Pledge

The scope of security by pledge covers the primary indebtedness and interest, liquidated damages, compensation for damages, expenses for storage of the pledged property and cost of enforcing the pledge.

4.	Effectiveness of the Pledge

The equity pledge under this Agreement shall come into effect upon completion of the pledge registration with the administration for industry and commerce.

5.	Name and Condition of the Pledged Property

5.1	Pledged Property:

5.1.1 The Pledgor’s Equity in Yuanbao Shuke:

Name	Amount of Capital Contribution	Equity Ratio	Form of Capital Contribution
Rui Fang	RMB[***]	[***]%	Cash

5.1.2 The Pledgor may receive dividends or distributions on the Pledged Equity only with the prior consent of the Pledgee.

5.2	Condition of the Pledged Property

The [***]% Equity in Yuanbao Shuke (represented by the capital contribution of RMB [***] pledged by the Pledgor is duly owned by the Pledgor, free and clear of any mortgage or other security interests, or any defect in title.

6.	Delivery of Investment Certificate and Registration of Equity Pledge

After the execution of this Agreement, the Pledgor shall deliver to the Pledgee the investment certificate recording his capital contribution to Yuanbao Shuke within the period specified by the Pledgee and use his best efforts and take all necessary means to complete the pledge registration with the relevant administration for industry and commerce with respect to the pledge of his Equity in Yuanbao Shuke as soon as practicable.

7.	Methods of Enforcement of the Pledge

If the Pledgor fails to fully repay the secured indebtedness or any other circumstance for enforcing the pledge as agreed upon by the parties occurs, the Pledgee shall have the right to agree with the Pledgor to convert the pledged property into money or seek repayment in priority from the proceeds of auction or sale of the pledged property until the secured primary indebtedness is fully repaid.

8.	Miscellaneous

8.1

This Agreement is made in Chinese in three (3) originals. The Pledgor and the Pledgee shall each hold one (1) original, and the remaining original shall be used for registration with governmental authorities.

8.2

This Agreement shall become effective upon execution by the parties. The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC laws.

8.3

Any dispute arising from or in connection with this Agreement shall be resolved through negotiation between the parties, and if the parties cannot reach an agreement regarding such dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the Commission’s arbitration rules in effect at the time of submission. The arbitration award shall be final and binding on the parties.

8.4	Any matters not mentioned herein shall be stipulated in a separate agreement by the parties.

[Signature Page]

IN WITNESS WHEREOF, the parties have executed this Eqiuty Pledge Agreement as of the date first above written.

Rui Fang

By:	/s/ Rui Fang

Yuanbao Kechuang (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Rui Fang
Name: Rui Fang
Title: Legal Representative